WANT & ENDER, C.P.A., P.C.,
                          Certified Public Accountants

Martin Ender, C.P.A.
Stanley Z. Want, C.P.A., C.F.P.

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Dear Sirs:

    We consent to the incorporation by reference in the Registration Statement Form S-8 of our report dated September 3, 1999 with respect to the consolidated financial statements of eNote.com, Inc. included in eNote.com, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999.

                                               /s/
                                               -----------------------------
                                               Martin Ender, C.P.A.

Want & Ender, C.P.A., P.C.,
September 9, 1999